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                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of October 21, 2003, by and between Marshall B. Hunt, an individual resident of the State of Florida ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation ("Employer");

                              W I T N E S S E T H:

         WHEREAS, Employee and Employer entered into that certain Employment Agreement dated March 16, 2002, as amended by Amendment to Employment Agreement dated November 15, 2002 (collectively, the "Employment Agreement"), and desire to amend the Employment Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. The Employment Agreement is hereby amended by deleting the first paragraph in Section 2 in its entirety and by substituting in lieu thereof the following first paragraph in Section 2:

                           The term of Employee's employment hereunder (the
                  "Term") shall be from March 16, 2002 (the "Effective Date") until the earlier of (i) January 31, 2006 or (ii) the occurrence of any of the following events:

         2. The Employment Agreement is hereby amended by deleting subsection (c) in Section 2 in its entirety and by substituting in lieu thereof the following subsection (c) in Section 2:

                  (c) The termination of this Agreement by either party upon at least one hundred twenty (120) days prior written notice.

         3. The Employment Agreement is hereby amended by deleting subsection (a) in Section 3.1 in its entirety and by substituting in lieu thereof the following subsection (a) in Section 3.1:

                  (a) SALARY. Upon the occurrence of the Effective Date (as defined below), but effective as of October 21, 2003, Employee will be paid a Salary of no less than Three Hundred Fifteen Thousand Dollars ($315,000.00) per annum, less deductions and withholdings required by applicable law. The Salary shall be paid

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                           to Employee in equal monthly installments (or on such
                           more frequent basis as other executives of Employer are compensated). The "Effective Date" means the effective date on which the due date for the principal repayment of the subordinated notes of Employer is extended from March 16, 2004 to July 16, 2005 pursuant to the provisions of Amendment No. 1 to Note Purchase Agreement dated October 21, 2003 among Employer, ComVest Venture Partners, L.P., and Medtronic, Inc.

         4. The Employment Agreement is hereby amended by adding the following subsections (b)(iii), (b)(iv), and (b)(v) to Section 3.1:

                           (iii) For fiscal year 2004, Employee will be entitled to an annual bonus (the "2004 Bonus"), based upon Employer's achievement during 2004 of net sales and EBITDA under Employer's operating budget for 2004 that has been approved by the Board of Directors of Employer (the "2004 Operating Budget"), as follows:

                           (A) If Employer's actual net sales during 2004 are greater than fifty percent (50%) of the net sales for 2004 as reflected in the 2004 Operating Budget, then Employee will be entitled to a 2004 Bonus under this subparagraph (A) calculated under the formula X times Y times the Bonus Percentage, where X is Employee's Salary for 2004 and Y is 50%. The Bonus Percentage is determined by dividing actual net sales by 2004 Operating Budget net sales for 2004; where the result of such division is greater than 50%, but less than 76%, the Bonus Percentage is 50%, where the result of such division is 76% or more, but less than 100%, the Bonus Percentage is 75%, and where the result of such division is 100% or greater, the Bonus Percentage is 100%.

                           (B) If the Employer's actual EBITDA for 2004 is greater than fifty percent (50%) of the EBITDA for 2004 as reflected in the 2004 Operating Budget, then Employee will be entitled to a 2004 Bonus under this subparagraph (B) calculated under the formula X times Y times the Bonus Percentage, where X is Employee's Salary for 2004 and Y is 50%. The Bonus Percentage is determined by dividing actual EBITDA by 2004 Operating Budget EBITDA for 2004; where the result of such division

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                                    is greater than 50%, but less than 76%, the
                                    Bonus Percentage is 50%, where the result of such division is 76% or more, but less than 100%, the Bonus Percentage is 75%, and where the result of such division is 100% or greater, the Bonus Percentage is 100%.

                           (C) For purposes of the 2004 Bonus, in the event Employer sells a product line or division during 2004 or in the event that Employer is acquired by a third party during 2004, then the 2004 Bonus shall be calculated using actual net sales and EBITDA through the month end immediately prior to such sale or acquisition and using net sales and EBITDA under the 2004 Operating Plan the through such month end.

                           (D) The 2004 Bonus, if earned, will be payable to Employee on the next pay period after the 2004 audited financial statements are finalized.

                           The last paragraph in Section 3.1(b)(i) of the
                  Employment Agreement, which described a bonus for the period from January 1, 2004 through March 31, 2004 is hereby deleted in its entirety.

                           (iv) For fiscal year 2005, Employee will be entitled to an annual bonus ("2005 Bonus"), based upon Employer's achievement during 2005 of net sales and EBITDA under Employee's operating budget for 2005 that has been approved by the Board of Directors of Employer (the "2005 Operating Budget") as follows:

                           (A) If Employer's actual net sales during 2005 are greater than fifty percent (50%) of the net sales for 2005 as reflected in the 2005 Operating Budget, then Employee will be entitled to a 2005 Bonus under this subparagraph (A) calculated under the formula X times Y times the Bonus Percentage, where X is Employee's Salary for 2005 and Y is 50%. The Bonus Percentage is determined by dividing actual net sales by 2004 Operating Budget net sales for 2004; where the result of such division is greater than 50%, but less than 76%, the Bonus Percentage is 50%, where the result of such division is 76% or more, but less than 100%, the Bonus Percentage is 75%, and where the result of such

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                                    division is 100% or greater, the Bonus
                                    Percentage is 100%.

                           (B) If the Employer's actual EBITDA for 2005 is greater than fifty percent (50%) of the EBITDA for 2005 is reflected in the 2005 Operating Budget, then Employee will be entitled to a 2005 Bonus under this subparagraph (B) calculated under the formula X times Y times the Bonus Percentage, where X is Employee's Salary for 2005 and Y is 50%. The Bonus Percentage is determined by dividing actual EBITDA by 2005 Operating Budget EBITDA for 2005; where the result of such division is greater than 50%, but less than 76%, the Bonus Percentage is 50%, where the result of such division is 76% or more, but less than 100%, the Bonus Percentage is 75%, and where the result of such division is 100% or greater, the Bonus Percentage is 100%.

                           (C) For purposes of the 2005 Bonus, in the event Employer sells a product line or division during 2005 or in the event that Employer is acquired by a third party during 2005, then the 2005 Bonus shall be calculated using actual net sales and EBITDA through the month end immediately prior to such sale or acquisition and using net sales and EBITDA under the 2005 Operating Plan the through such month end.

                           (D) The 2005 Bonus, if earned, will be payable to Employee on the next pay period after the 2005 audited financial statements are finalized.

                           (v) For the period from January 1, 2006 through January 31, 2006, the Compensation Committee of the Board of Directors shall determine in its sole discretion the bonus compensation of Employee for such month.

         5. The provisions of this Amendment shall become effective on the Effective Date. Except as expressly amended above, all other provisions of the Employment Agreement shall remain in full force and effect. This Amendment inures to the benefit of, and is binding upon, Employer and its respective successors and assigns and Employee, together with Employee's executor, administrator, personal representatives, heirs, and legatees. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof,

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notwithstanding any representations, statements, or agreements to the contrary heretofore made.

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Except for the Employment Agreement, this Amendment supersedes and terminates all prior agreements and understandings between Employer and Employee concerning the subject matter of this Amendment. This Amendment may be modified only by a written instrument signed by all of the parties hereto. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia without reference to its conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        HORIZON MEDICAL PRODUCTS, INC.

                                        By: /s/ Robert Wenzel
                                            --------------------------------
                                            Robert Wenzel, President

                                        EMPLOYEE:

                                            /s/ Marshall B. Hunt
                                            --------------------------------
                                        Marshall B. Hunt

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